As filed with the Securities and Exchange Commission on December 10, 2010
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          PACIFIC BEPURE INDUSTRY INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             26-1272059
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

         No. 78 Kanglong East Road, Yangdaili, Chendai Township Jinjiang
                              City, Fujian Province
                           People's Republic of China
          (Address of principal executive offices, including zip code)

                             2010 Stock Option Plan
                            (Full title of the plan)

                                   Haiting Li
                      President and Chief Executive Officer
         No. 78 Kanglong East Road, Yangdaili, Chendai Township Jinjiang
                City, Fujian Province, People's Republic of China
                               (86 595) 8677 0999
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                            Ralph V. DeMartino, Esq.
                              F. Alec Orudjev, Esq.
                                 Cozen O'Connor
                          1627 I Street, NW, Suite 1100
                              Washington, DC 20006
                                 (202) 912-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do Not Check if a Smaller Reporting Company)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                Proposed maximum     Proposed maximum        Amount of
  Title of securities          Amount to be      offering price     aggregate offering      registration
   to be registered            registered(1)      per share(2)           price(2)               fee
--------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.001 per share        560,000            $2.25              $1,260,000             $89.84
========================================================================================================

(1) The number of shares being registered represents the aggregate number of shares of common stock of Pacific Bepure Industry Inc. issuable under the 2010 Stock Option Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of the Company common stock that may be granted under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the bid and asked prices of the Company's common stock on December 8, 2010 as reported on the OTC Bulletin Board.
================================================================================

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(A) PROSPECTUS

     Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the 2010 Stock Option Plan (the "Plan") in accordance with Rule 428(b) of the General Rules and Regulations under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant will provide to participants a written statement advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof. The statement will include the address (giving title and department) and telephone number to which the request is to be directed. These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Pacific   Bepure   Industry  Inc.   (the   "Company")  is  subject  to  the
informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Public reports and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following  documents are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Commission on March 31, 2010;

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2010, respectively, filed with the Commission on May 17, August 16 and November 15, 2010, respectively;

     (c) The description of securities contained in the Company's Current Report on Form 8-K (File No. 333-149898), filed with the Commission on November 12, 2009 and as further amended from time to time thereafter;

     (d) The Company's Current Reports on Form 8-K filed with the Commission on July 6, July 13 and August 18, 2010, respectively; and,

     (e) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director's duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. Our Certificate of Incorporation, as amended to date (the "Certificate") provides that no director will be liable to us or our shareholders for monetary damages for breach of fiduciary duties as a director, subject to the exceptions as described above.

     Section 145 of the Delaware Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such indemnification is not required under Section 145 of the Delaware Law. Our Certificate provides that we will indemnify an officer, director, or former officer or director, to the full extent permitted under
Section 145 of the Delaware law.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                              *********************

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jinjiang, People's Republic of China, on December 10, 2010.

                                       PACIFIC BEPURE INDUSTRY INC.


                                       By: /s/ Haiting Li
                                          --------------------------------------
                                           Haiting Li
                                           President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on December 10, 2010:

         Signature                                 Title
         ---------                                 -----


/s/ Haiting Li                   President, Chief Executive Officer and Director
-------------------------------  (Principal executive officer)
Haiting Li


/s/ Zhong Zhao                   Chief Financial Officer and Treasurer
-------------------------------  (Principal financial officer)
Zhong Zhao


/s/ Rongyan Ding                 Director
-------------------------------
Rongyan Ding


/s/ Fuhsin Chen                  Director
-------------------------------
Fuhsin Chen


/s/ Minghua Liu                  Director
-------------------------------
Minghua Liu


/s/ Erik Vonk                    Director
-------------------------------
Erik Vonk

                                  EXHIBIT INDEX


Exhibit                           Description
-------                           -----------

4.1         2010 Stock Option Plan (1)

4.2         Specimen common stock certificate

5.1         Opinion of Cozen O'Connor

23.1        Consent of Cozen O'Connor (included in Exhibit 5.1)

23.2        Consent of PKF


----------
(1) Incorporated by reference from Exhibit 10.1 filed with the Registrant's Current Report on Form 8-K filed with the Commission on July 6, 2010 (File No. 333-149898).